SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                              Trailer Bridge, Inc.
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                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


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1) Title of each class of securities to which transaction applies:



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2) Aggregate number of securities to which transaction applies:



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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is
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     [_]  Fee paid previously with preliminary materials:



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     [_]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                              TRAILER BRIDGE, INC.

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Trailer Bridge, Inc.:

     The Annual Meeting of Stockholders of Trailer Bridge, Inc. a Delaware corporation (the "Company"), will be held at the company's facility at 10405 New Berlin Road East, Jacksonville, Florida 32226 at 1:00 P.M. Jacksonville time on Wednesday, May 17, 2000 for the following purposes:

     (1) To elect five directors of the Company to hold office until the next annual meeting of stockholders; and

     (2) To transact such other business as may properly be presented at the Annual Meeting or any adjournment thereof.

     A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1999 also accompanies this Notice.

     The Board of Directors has fixed the close of business on March 31, 2000, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Each holder of shares of the Company's Common Stock is entitled to one (1) vote for each share of Common Stock held on the record date.

                                       By order of the Board of Directors,



                                       WILLIAM G. GOTIMER, JR.
                                       Secretary and General Counsel


Jacksonville, Florida
April 20, 2000




                PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND
               RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER
                 OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

                              TRAILER BRIDGE, INC.
                           10405 NEW BERLIN ROAD EAST
                           JACKSONVILLE, FLORIDA 32226

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Trailer Bridge, Inc., a Delaware corporation (the "Company"), of proxies for use at the 2000 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 17, 2000, and any adjournment thereof (the "Annual Meeting"). This Proxy Statement and accompanying form of proxy are first being sent to stockholders on or about April 20, 2000.

     The Company's common stock, $.01 par value (the "Common Stock") is the only issued and outstanding class of stock. Only stockholders of record at the close of business on March 31, 2000 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 9,777,500 shares of Common Stock outstanding and entitled to vote.


                          VOTING RIGHTS AND PROCEDURES

     Shares represented by an effective proxy given by a stockholder will be voted as directed by the stockholder. If a properly signed proxy form is returned to the Company and is not marked, it will be voted in accordance with the recommendation of the Board of Directors on all proposals. A stockholder giving a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later dated proxy or by attending the Annual Meeting and voting in person.

     Each share of Common Stock is entitled to one (1) vote. The holders of Shares having a majority of the votes which could be cast by the holders of all Shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not present or represented at the Annual Meeting for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain Shares to vote on a particular matter, those Shares will not be considered as present and entitled to vote with respect to that matter. M. P. McLean owns 5,338,000 shares of Common Stock. Consequently, M. P. McLean controls approximately 55% of the voting power of the Company on all matters presented for stockholder action.

     Directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors, provided a quorum is present. Stockholders are not allowed to cumulate their votes in the election of directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no effect on the outcome of the election.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and such election inspectors will determine whether or not a quorum is present.

     The Board of Directors knows of no matters to be presented at the Annual Meeting other than those set forth in the Notice of 2000 Annual Meeting of Stockholders enclosed herewith. However, if any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of the holders of Common Stock having a majority of the votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present, or such greater vote as may be required under the Company's Certificate of Incorporation, the Company's By-laws or applicable law. A list of stockholders as of the record date will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting at the Company's offices in Jacksonville.


                              ELECTION OF DIRECTORS

     The number of directors of the Company, as determined by the Board of Directors under Article III of the Company's By-laws, is currently five. Each director holds office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

     The nominees for whom the enclosed proxy is intended to be voted are set forth below. Each nominee for election as director currently serves as a director of the Company. Charles R. Cushing joined the Board of Directors by election of the Board of Directors on January 6, 2000. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxy holder for such person or persons as may be designated by the Board of Directors.

                       Nominees for Election as Directors

                           Business Experience During the Past Five Years
Name                Age    and Other Information
----                ---    ----------------------------------------------

M.P. McLean         86     Mr. McLean, a director since April 1991, is the
                           founder and principal stockholder of Trailer Bridge.
                           His principal business activity during the past five years has related to developing Trailer Bridge. He served as President from June 1991 to July 1992 and from January 1995 to November 1995. Mr. McLean is a pioneer in transportation who is responsible for a number of innovations in both trucking and shipping and who is best known as the founder of container shipping. He built McLean Trucking Company into one of the largest and most profitable trucking companies in the U.S., where it was the first major user of diesel engines in its tractors. In the mid-1950's, he purchased two steamship companies which were combined to form Sea-Land Service, Inc. ("Sea-Land") which introduced and developed container shipping.
                           Following the sale of Sea-Land in 1968, Mr. McLean went on to found McLean Industries whose principal subsidiary, U.S. Lines, became the largest container shipping company in the world. His business accomplishments led to his induction in the Fortune
                           Magazine Business Hall of Fame, and he was referred to by a leading business magazine as "one of the few men who changed the world."

John D. McCown      45     Mr. McCown, a director since April 1991, has served
                           as the Chairman of the Board and Chief Executive
                           Officer since November 1995.  From July 1992 to
                           November 1995, Mr. McCown was Vice President of the
                           Company. In addition to his role at Trailer Bridge, he is President and Chief Executive Officer of Kadampanattu Corp., an affiliate of Trailer Bridge that owns two vessels now utilized by Trailer Bridge in its present Puerto Rico service. Mr. McCown has worked for Malcom P. McLean in various capacities since 1980. Mr. McCown is a graduate of Harvard
                           Business School (MBA, 1980) and Louisiana State
                           University (BBA, 1975). Mr. McCown also serves on the Audit Committee.


Kenneth G. Younger  74     Mr. Younger, a director since September 1997, is the
                           former Chairman and Chief Executive Officer of
                           Carolina Freight Corporation, a position he held from 1977 to 1990 and 1993-1994. Prior to joining
                           Carolina Freight Corporation, a large less-than-truckload trucking concern, in 1970, Mr. Younger held various management positions with Sea-Land Services.
                           Mr. Younger also serves on the board of directors of Kenan Transport Company. Mr. Younger serves on both the Compensation and Audit Committees.


Artis E. James      53     Mr. James, a director since September 1997, is the
                           President and Chief Executive Officer of Purcell Co.,
                           Inc., a real estate development company with properties in the southeastern U.S. Mr. James has held that position since 1979. Purcell Co., Inc. is a subsidiary of a company where M. P. McLean is the majority stockholder. Mr. James serves on both the Compensation and Audit Committees.



Charles R. Cushing  64     Mr. Cushing, a director since January 2000, is the
                           President of C. R. Cushing & Co., Inc., an international firm of naval architects and marine engineers, since 1968. From 1961 to 1968 Mr. Cushing was Chief Naval Architect for Sea-Land Service, Inc.
                           Mr. Cushing is founder and a principal in Oiltest, Inc., a firm providing testing and inspection services throughout the world.


     The Board of Directors recommends that the stockholders vote FOR the election of each nominee for director named above. Because M. P. McLean, the owner of approximately 55% of the outstanding Common Stock, intends to vote for the election of each nominee for director named above, such election is assured.

                        EXECUTIVE OFFICERS OF THE COMPANY

         Executive officers of the Company serve at the will of the Board of Directors. The executive officers of the Company are as follows:

                      NAME                           AGE                  POSITION
                      ----                           ---                  --------

John D. McCown.................................      45     Chairman of the Board and Chief Executive Officer
Ralph W. Heim..................................      53     President and Chief Operating Officer
David A. Miskowiec.............................      52     Vice President of Sales
J. Edward Morley...............................      52     Vice President of Operations
Mark A. Tanner.................................      48     Vice President of Administration and Chief
                                                              Financial Officer
Robert van Dijk................................      53     Vice President of Pricing
Michael J. McGeehan............................      41     Vice President of Truck Operations
William G. Gotimer, Jr.........................      40     Secretary and General Counsel


     Mr. Heim has served as President since November 1995 and Chief Operating Officer since January 1992. From May 1991 until November 1995, Mr. Heim served as Vice President of the Company. Prior to joining Trailer Bridge in 1991, Mr. Heim worked at Crowley Maritime Corporation for five years in various operating capacities primarily related to its Puerto Rico service. His other transportation experience includes more than 15 years with Sea-Land, Puerto Rico Marine Management and U.S. Lines in diverse domestic and international assignments. Mr. Heim graduated from Jacksonville University with a B.S. in Business Management.

     Mr. Miskowiec has served as Vice President of Sales since November 1998. Prior to joining Trailer Bridge in 1997, Mr. Miskowiec worked at Crowley American Transport where he held a variety of sales and management positions. From 1994 until 1997 he served as Director of Corporate Accounts, Director of Puerto Rico Trade and Area Manager Commodity Sales for Crowley American Transport. Mr. Miskowiec graduated from the University of Minnesota with a B.A. in Political Science.

     Mr. Morley has served as Vice President of Operations since July 1992 and is responsible for marine and terminal operations. Prior to joining Trailer Bridge in 1991, Mr. Morley was with Sea-Land where he was responsible for operations in Puerto Rico from 1990 to 1991. Mr. Morley's overall transportation experience with major container transportation companies spans over 25 years.

     Mr. Tanner, a CPA, has served as Vice President of Administration and Chief Financial Officer since January 1992. Mr. Tanner joined Trailer Bridge in 1991 from Crowley Maritime where he was Manager of Analysis and Statistics for four years. His prior experience includes three years as Manager of Corporate Planning for The Charter Company, which was a Jacksonville based $5 billion publicly-held company, and five years in public accounting.

     Mr. van Dijk has served as Vice President of Pricing since July 1992 and directs all pricing related activities. Prior to joining Trailer Bridge in 1991, Mr. van Dijk worked for Crowley Maritime, where he directed pricing for the Puerto Rico service. Mr. van Dijk's pricing related experience includes over 30 years with American Transport, U.S. Lines, Weyerhauser Shipping, Sea-Land and Holland America Lines.

     Mr. McGeehan has served as Vice President of Truck Operations since October 1998. Prior to joining Trailer Bridge in 1998, Mr. McGeehan worked for Wal-Mart Stores where he was responsible for transportation operations at various locations from 1992 to 1998. Mr. McGeehan's experience prior to his position at Wal-Mart Stores included positions at TNT Red Star Express between 1983 and 1992. Mr. McGeehan graduated from Longwood College with a BS degree in business administration.

     Mr. Gotimer has served as General Counsel since 1991. Mr. Gotimer also acts as legal counsel for Malcom P. McLean, including General Counsel for Kadampanattu Corp. His previous experience includes legal counsel with British Airways, Plc., Pan American World Airways and McLean Industries. Mr. Gotimer has an LL.M. degree in Taxation from New York University School of Law and both a JD and BS degree in accounting from St. John's University.


                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors has both an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee. During the fiscal year ended December 31, 1999, the Board of Directors met four times and the Audit and Compensation Committees met once. During 1999, all directors attended 100% of the meetings of the Board of Directors and of the committees thereof on which they served.

     The duties of the Audit Committee are to oversee the Company's internal control structure; review the Company's financial statements and other financial information to be included in the Company's 10-K and annual report to stockholders; select the independent auditors for the Company; and review the Company's annual audit plan. The members of the Audit Committee are Messrs. McCown, Younger and James.

     The duties of the Compensation Committee are to make recommendations to the Board of Directors concerning the salaries of the Company's officers; to exercise the authority of the Board of Directors concerning the Company's 1997 Incentive Stock Plan; and to advise the Board of Directors on other compensation and benefit matters. The members of the Compensation Committee are Messrs. Younger and James.


                  OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

     The following table sets forth information with respect to the number of shares of Common Stock beneficially owned by (i) each director of the Company,
(ii) the executive officers of the Company named in the table under "Compensation of Directors and Executive Officers-- Summary Compensation Table,"
(iii) all directors and executive officers of the Company as a group, and (iv) based on information available to the Company and a review of statements filed with the Commission pursuant to Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each person that owns beneficially (directly or together with affiliates) more than 5% of the Common Stock as of December 31, 1999. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of the Common Stock indicated as beneficially owned by them, except as otherwise noted.

                                                                    Number (1)
                       Name                                           Shares      Percentage
                       ----                                         ----------    ----------

Malcom P. McLean(1)(3)...........................................   5,338,000        55.6%
John D. McCown(1)(3).............................................   1,408,800        14.4%
Ralph W. Heim(2).................................................     106,550         1.6%
Mark A. Tanner(2)................................................      37,210          .4%
J. Edward Morley(2)..............................................      32,210          .3%
Robert Van Dijk(2)   ...........................................       31,210          .3%
Artis E. James...................................................      10,000          .1%
Kenneth G. Younger...............................................       3,000          .1%
Charles R. Cushing...............................................           0           0%
Clara L. McLean(3)...............................................   1,334,500        13.6%

All Directors and Executive Officers As A Group..................   5,701,976        58.3%

(1) Includes 1,334,500 shares subject to immediately exercisable options granted by Malcom P. McLean to Mr. McCown in February 1994 and May 1997.

(2) Shares subject to options granted in July 1997; January 1998 and March 1999 under the Company's Incentive Stock Plan that become exercisable 20% per year beginning on the first anniversary of the grant. Only presently exercisable shares are included.

(3) The address of each individual is 660 Madison Avenue, 10th Floor, New York, New York 10021.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's 1999 fiscal year all applicable
Section 16(a) filing requirements were complied with by the officers, directors, and greater than ten-percent beneficial owners.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

     The following table sets forth a summary of the annual, long-term, and other compensation for services rendered to the Company for the fiscal years ended December 31, 1997; December 31, 1998 and December 31, 1999 paid or awarded to those persons who were, at December 31, 1999: (i) the Company's chief executive officer, and (ii) the Company's four most highly compensated executive officers other than the chief executive officer (collectively, including the Company's chief executive officer, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                  Long-Term
                                                 Annual Compensation                            Compensation
                                                                                Other Annual      Options/         All Other
Name and                                          Salary          Bonus         Compensation        SARs          Compensation
Principal Position                    Year         ($)             ($)              ($)              (#)             ($)(2)
------------------                    ----        ------          -----         -------------   --------------    -------------

John D. McCown (3)                    1999        262,500           --               --              --               1,300
Chairman of the Board and 1998                    262,500          2,082             --              --               1,005
CEO                                   1997        260,443         64,231             --              --           8,529,096(1)


Ralph W. Heim                         1999        165,000           --               --            48,000             5,899
President and                         1998        165,000          3,597             --            40,000             6,413
Chief Operating Officer               1997        165,000        110,945             --           137,375             6,113


J. Edward Morley                      1999        112,070           --               --            24,000             2,221
Vice President of                     1998        112,070          2,082             --            15,000             5,803
Operations                            1997        112,070         64,231             --            51,025             3,390


Robert Van Dijk                       1999        108,724           --               --            24,000             4,236
Vice President of                     1998        108,724          2,082             --            15,000             5,701
Pricing                               1997        108,724         64,231             --            51,025             4,417


Mark A. Tanner                        1999        108,000           --               --            24,000             3,939
Vice President of                     1998        108,000          2,082             --            20,000             5,337
Administration & CFO                  1997        108,000         64,231             --            51,025             4,008

(1) Representing the difference between the exercise price and the initial public offering price on shares granted by the majority stockholder of the Company. In connection with this option, the Company recorded a non-recurring, non-cash charge for compensation expense and a credit to paid in capital in the same amount. This option does not involve the issuance of additional shares of Common Stock and therefore any subsequent purchase of shares under the option will not have a dilutive effect on the Company's book value or earnings per share amounts.

(2) Represents the Company's matching contribution to the Company's Section 401(k) deferred compensation plan and excess group life insurance premiums respectively, as follows: In 1997 Mr. McCown, $0 and $425; Mr. Heim, $4,500 and $1,613; Mr. Morley, $3,120 and $270; Mr. van Dijk, $3,452 and $964; and Mr.
Tanner, $3,431 and $578. In 1998 Mr. McCown, $0 and $1,005; Mr. Heim, $4,800 and
$1,613; Mr. Morley, $4,800 and $1,003; Mr. van Dijk, $4,737 and $964; and Mr.
Tanner, $4,759 and $578. In 1999 Mr. McCown, $0 and $1,300; Mr. Heim, $4,706 and
$1,193; Mr. Morley, $1,479 and $742; Mr. van Dijk, $3,523 and $713; and Mr.
Tanner, $3,501 and $438.

(3) In 1997 until the closing of the Company's public offering, Mr. McCown provided services to the Company in connection with the Company's vessel charter from its affiliate, Kadampanattu Corp. Commencing with the closing of the initial public offering, Mr. McCown's compensation has been paid directly by the Company and the Company's charter payments were reduced in a corresponding amount.

Option/SAR Grants In Last Fiscal Year

     The following table summarizes the grants of stock options awarded to the Named Executive Officers during the fiscal year ended December 31, 1999, under the Company's Incentive Stock Plan.

                                         Individual Grants
                                         -----------------                   Potential Realizable Value
                                   % of                                      at Assumed Annual Rates
                      Options/     Total                                     of Stock Price Appreciation
                        SAR       Options/                                   for Option Term (3)
                      Granted       SARs      Exercise       Expiration      ---------------------------
    Name                (#)       Granted   Price ($/sh)(1)    Date(2)          5%($)        10%($)
    ----              --------    --------  ---------------  -----------        -----        ------


John D. McCown......        0      0%           n/a              n/a                 0              0
Ralph W. Heim.......   48,000     22.6%         2.25          03/23/09         $67,921       $172,124
Mark A. Tanner......   24,000     11.3%         2.25          03/23/09          33,960         86,062
Robert Van Dijk.....   24,000     11.3%         2.25          03/23/09          33,960         86,062
J. Edward Morley....   24,000     11.3%         2.25          03/23/09          33,960         86,062

(1) The exercise price equals the price of the Common Stock on the date of grant.

(2) The options were granted on March 23, 1999 and vest ratably over a five-year period, expiring ten years after their grant date.

(3) The potential realizable dollar value of a grant is the product of: (a) the difference between (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the stock appreciation rate compounded annually over the term of the option (here, 5% and 10%), and (ii) the per-share exercise price of the option, and (b) the number of securities underlying the grant at fiscal year-end.

Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The following table provides information concerning options exercised by the Named Executive Officers during the fiscal year ended December 31, 1999, and the value at December 31, 1999, of unexercised options under the Company's Incentive Stock Plan.


                                                  Number of                Value ($) of
                                                  Unexercised              Unexercised In-the-
                      Shares                       Options at              Money Options at
                     Acquired                     December 31, 1999        December 31, 1999
                        on                        -----------------        -----------------
                     Exercise       Value         Exercisable/             Exercisable/
       Name            (#)        Realized ($)    Unexercisable            Unexercisable
       ----          --------     ------------    -----------------        --------------------

John D. McCown          0              0                     0/0                      0/0
Ralph W. Heim           0              0          62,950/225,375                      0/0
J. Edward Morley        0              0          23,410/ 90,025                      0/0
Robert Van Dijk         0              0          23,410/ 90,025                      0/0
Mark A. Tanner          0              0          24,410/ 95,025                      0/0


Compensation of Directors

     Directors who are not employees of the Company receive an annual retainer of $5,000 and $1,000 for each meeting of the Board of Directors or committee of the Board of Directors attended by such director (if such committee meeting is held other than on the day of a Board meeting), plus reimbursement of expenses incurred in attending such meetings. Directors who are employees of the Company do not receive additional compensation for such services.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee approves the policies under which compensation is paid or awarded to the Company's executive officers. The Compensation Committee consists of the two independent members of the Board. The 1997 compensation structure was already determined when the Compensation Committee assumed its responsibilities in September 1997.

Board of Directors Compensation Committee Philosophy & Description of Compensation Programs

     The Company's compensation philosophy is designed to link executive performance to long-term stockholder value, connect pay with individual performance, maintain a compensation system that is competitive with the industry standards and attract and retain outstanding executives.

     The Company's executive compensation program has three components--base salary, annual incentives, and incentive stock plan options. Base salary and annual incentives are primarily designed to reward current and past performance. Long-term incentives are primarily designed to provide strong incentives for long-term future Company growth.

     In reviewing base salaries of senior management for 1999 and salary compensation for 2000, including the salary of Mr. John D. McCown, the Company's Chief Executive Officer, the Compensation Committee reviewed and considered (i) compensation information disclosed by similarly-sized publicly held transportation companies; (ii) the financial performance of the Company, as well as the role and contribution of the particular executive with respect to such performance and (iii) non-financial performance related to the individual executive's contributions.

     Base Salary: To attract and retain qualified executives, base salary is determined using competitive criteria within the transportation industry. Salary increases are based on individual performance and, to a lesser extent, trends within the industry.

     Annual Incentive: The Company's bonus plan recognizes and rewards executives for taking actions that build the value of the Company, generate competitive total returns for stockholders, and provide value-added solutions for the Company's customers. Bonus compensation is based upon a point system that allocates an overall bonus based upon Company performance. The allocation of points under this system is based upon the subjective decision of the compensation committee.

     Incentive Stock Plan Options: The Company's Incentive Stock Plan Options serve to reward executive performance that successfully executes the Company's long-term business strategy and builds stockholder value. During fiscal year 1999, stock options were granted to the Company's executive officers in March. The grants were designed to motivate each executive officer to continue the Company's growth.

                                       COMPENSATION COMMITTEE
                                       Artis E. James
                                       Kenneth G. Younger

Compensation Administration

     The Compensation Committee will follow an annual cycle to administer each of the three components of executive compensation. The integrity of the Company's compensation program relies on an annual performance evaluation process.

Performance Graph

     The following line graph compares the Company's cumulative total stockholder return on its Common Stock since July 29, 1997, the date that the Common Stock began trading, with the cumulative total return of the Nasdaq US Index and the S & P Truckers Index. These comparisons assume the investment of $100 on July 29, 1997 in each index and in the Company's Common Stock and the reinvestment of dividends. The graph assumes that $100 of the Company's Common Stock was purchased on July 29, 1997, at the initial public offering price of $10.00 per share. The Company has paid no dividends since its inception. There is no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph below. The Company makes no predictions as to the future performance of its stock.


[Object omitted]



                                    7/29/97     12/31/97    12/31/98   12/31/99


       Trailer Bridge, Inc. (1)       100         88.75       15.31      12.50
       Nasdaq US Index                100         99.16      139.39     251.82
       S&P Truckers Index             100        111.47       92.29      88.95
       (the "Peer Group")


(1) Based on the Company's initial public offering price of $10.00 per share

                              CERTAIN TRANSACTIONS

         The Company charters two roll-on/roll-off barge vessels and the right to use a related ramp structure in San Juan, Puerto Rico from Kadampanattu Corp. ("K Corp"), which is wholly owned by Malcom P. McLean, the Company's founder, controlling stockholder and a director. The charters currently provide for a per vessel payment to K Corp of $10,050 per day and also require the Company to maintain and repair the vessels and ramp. The charters expire at the later of September 1, 2010 or the repayment of all obligations under K Corp's construction loan for the 1996 mid-body expansion program. Such obligations are scheduled to be repaid in quarterly installments ending June 30, 2003. Upon the expiration of the charters, the Company has the option to extend the charters for an additional eight years at $11,000 per day per vessel, or may purchase the vessels at their then fair market value. Total expense under these charters from K Corp was $7.5 million in 1999. The charter payments were increased from $5,000 per day per vessel in 1996 following completion of the mid-body expansion. In the opinion of the Board of Directors, the terms of the charters are at least as favorable as those that could be obtained from unaffiliated third parties.

     In December 1998, the Jacksonville ramp structure suffered a casualty and was rendered unusable and irreparably damaged. In 1999 the Jacksonville ramp structure was removed and disposed of. Since the Company incurred significant additional operating expenses due to the unavailability of the ramp structures provided by Kadampanattu Corp., in December 1999, Kadampanattu Corp. reimbursed the Company $3.7 million of such additional operating expenses. In return the Company waived any claim it might have to insurance proceeds for the insured value of the Jacksonville ramp structure. There will be no change in the charter agreement between Kadampanattu Corp. and the Company due to the casualties to the ramp structures.

     The Company will continue a policy that any transactions with affiliated persons or entities will be on terms no less favorable to the Company than those that could have been obtained on an arms-length basis from unaffiliated third parties.


                                    AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP as the independent accountant of the Company. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.


                           PROXY SOLICITATION EXPENSE

     The expense of proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation also may be made by telephone, telegraph or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company will, upon request, reimburse brokers, banks, and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.


                              STOCKHOLDER PROPOSALS

     Proposals of stockholders must be received in writing by the Secretary of the Company at the principal executive offices of the Company no later than December 22, 2000, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the next annual meeting of stockholders. The persons named in proxies solicited by the Company's Board of Directors for the next annual Meeting may exercise discretionary voting power with respect to any shareholder proposal which is not required to be included in the Company's proxy statement and which is received later than March 6, 2001.

                                  OTHER MATTERS

     The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters properly come before the Annual Meeting, it is intended that the accompanying proxy may be voted on such matters in accordance with the views of management.

     Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE, and RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.


                                       By order of the Board of Directors,



                                       WILLIAM G. GOTIMER, JR.
                                       Secretary and General Counsel

Jacksonville, Florida
April 20, 2000

                                      PROXY

                              TRAILER BRIDGE, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, revoking all previous proxies, hereby appoints JOHN D. McCOWN and WILLIAM G. GOTIMER, JR., and each of them, proxies with power of substitution to each, to vote and act at the annual meeting of common shareholders of TRAILER BRIDGE, INC. to be held at the office of the Company, 10405 New Berlin Road East, Jacksonville, Florida 32226, on Wednesday, May 17, 2000 at 1:00 P.M., and at any adjournment thereof, on and with respect to the Common Stock of the undersigned, or on and with respect to which the undersigned is entitled to vote or act.

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AND AT ANY ADJOURNMENT THEREOF.

              IMPORTANT- TO BE SIGNED AND DATED ON THE REVERSE SIDE

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

1.  To elect five Directors:

    Nominees:  Charles R. Cushing, Artis E. James, John D. McCown,
               Malcom P. McLean and Kenneth G. Younger


               FOR                       WITHHELD


               --------------------------------
               For all nominees except as noted above

                                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT


                                   Please sign your name(s) exactly as it
                                   appears hereon. If signing as attorney or for estates, trusts or corporations, title or capacity should be indicated. PLEASE RETURN THIS PROXY PROMPTLY.


Signature:__________ Date:__________        Signature:__________ Date:__________